Exhibit 10.36

CHAPARRAL ENERGY, INC.

AMENDED 2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND

RESTRICTED STOCK AGREEMENT

(PERFORMANCE-VESTING)

Pursuant to its Amended 2010 Equity Incentive Plan (the “Plan”), Chaparral Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) a Restricted Stock Award (the “Restricted Stock Award”) representing the right to receive the number of restricted shares of the Company’s Common Stock set forth below (the “Shares”). This Restricted Stock Award is subject to all of the terms and conditions set forth herein, in the Plan, in the certain Restricted Stock Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”), and in the Stockholders’ Agreement (as defined below), each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Restricted Stock Agreement.

Participant:

Date of Share Grant:

Total Number of Shares of Restricted Stock:	shares

Vesting Schedule:

The Restricted Stock Award shall vest with respect to the Shares subject hereto according to the following schedule in the event of a Transaction whereby (i) CCMP’s receipt of Net Proceeds yield the applicable return on investment, and (ii) Participant remains employed by the Company through the date of such Transaction:

(i)     If CCMP’s receipt of Net Proceeds yield a return of at least 175% per share of Class E Common Stock sold by CCMP:

20% of the Shares multiplied by the quotient obtained by dividing (x) the number of shares of Class E Common Stock sold, transferred, or disposed pursuant to such Transaction, by (y) the Aggregate Class E Shares, shall vest;

(ii)    If CCMP’s receipt of Net Proceeds yield a return of at least 200% per share of Class E Common Stock sold by CCMP:

20% of the Shares multiplied by the quotient obtained by dividing (x) the number of shares of Class E Common Stock sold pursuant to such Transaction, by (y) the Aggregate Class E Shares, shall vest;

(iii)  If CCMP’s receipt of Net Proceeds yield a return of at least 250% per share of Class E Common Stock sold by CCMP:

20% of the Shares multiplied by the quotient obtained by dividing (x) the number of shares of Class E Common Stock sold pursuant to such Transaction, by (y) the Aggregate Class E Shares, shall vest;

(iv)   If CCMP’s receipt of Net Proceeds yield a return of at least 300% per share of Class E Common Stock sold by CCMP:

20% of the Shares multiplied by the quotient obtained by dividing (x) the number of shares of Class E Common Stock sold pursuant to such Transaction, by (y) the Aggregate Class E Shares, shall vest; and

(v)    If CCMP’s receipt of Net Proceeds yield a return of at least 350% per share of Class E Common Stock sold by CCMP:

20% of the Shares multiplied by the quotient obtained by dividing (x) the number of shares of Class E

Common Stock sold pursuant to such Transaction, by (y) the Aggregate Class E Shares, shall vest;

provided, however, that with respect to any of the foregoing calculations, any shares of Class E Common Stock which are transferred pursuant to an Excepted Transfer shall be excluded from such foregoing calculation by adjusting the numerator, (x), and the denominator, (y), accordingly.

In addition, this Award may be subject to post-termination vesting under certain circumstances to the extent set forth in Section 2(e)(i) of the Restricted Stock Award Agreement attached hereto.

For purposes of this Grant Notice:

“Aggregate Class E Shares” shall mean 504,276 shares of Class E Common Stock acquired by CCMP pursuant to the Stock Purchase Agreements (as defined below), as may be adjusted pursuant to the proviso to the Vesting Schedule, above.

“CCMP” shall mean, collectively, CCMP Capital Investors II (AV-2), L.P., a Delaware limited partnership, CCMP Energy I LTD., a Cayman limited company, and CCMP Capital Investors (Cayman) II, L.P., a Cayman limited partnership.

“Class E Common Stock” shall mean the Class E common stock, par value $0.01 per share, of the Company.

“Excepted Transfer” means, as set forth in the exception to the second sentence of Section 4.1(a) (General Restrictions on Transfer of Common Stock) of the Stockholders’ Agreement, the “Transfer” at any

time by CCMP and its “Permitted Transferees” of up to twenty percent (20%) of the “Common Stock” (each as defined in the Stockholders’ Agreement) owned by them (calculated immediately subsequent to the closing contemplated by the Stock Purchase Agreement) so long as the requirements of Transfer set forth in the proviso in Section 4.2(a) of the Stockholders’ Agreement are met.

“Net Proceeds” shall mean, with respect to a Transaction, the actual cash proceeds received by CCMP in a Transaction, but excluding any Tax Distributions or the aggregate amount of any out-of-pocket expenses incurred by CCMP in connection with such Transaction;

“Sale of the Company” means and includes each of the following:

(i) The consummation of any transaction or series of related transactions involving the sale of the Company’s outstanding securities (but excluding a public offering of the Company’s capital stock) for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof and which result in this Company’s shareholders (or their affiliates) immediately prior to such transaction not holding at least a majority of the voting power of the surviving or continuing entity following such transaction; or

(ii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction.

“Stock Purchase Agreements” means, together, (i) that certain Stock Purchase Agreement, entered into as of March 23, 2010, by and among the Company and CCMP, (ii) that certain Stock Purchase Agreement entered into as of March 23, 2010, by and among Fischer Investments, L.L.C., an Oklahoma limited liability company, and CCMP, and (iii) the Stock Purchase Agreement entered into as of March 23, 2010, by and among Altoma Energy, an Oklahoma general partnership, and CCMP.

“Stockholders’ Agreement” shall mean that certain Stockholders’ Agreement dated as of April 12, 2010, by and among the Company, CCMP, Fischer Investments, L.L.C., an Oklahoma limited liability company, Altoma Energy, an Oklahoma general partnership, and CHK Holdings, L.L.C., an Oklahoma limited liability company.

“Tax Distributions” shall mean any distributions received by CCMP from the Company for purposes of satisfying any federal, state, or local tax liability in connection with a Transaction.

“Transaction” means the consummation of a transaction whereby CCMP receives cash in exchange for the sale, transfer or other disposition of Class E Common Stock pursuant to either (i) a Sale of the Company, or (ii) an offering of such stock to the general public pursuant to a registration statement filed under the Securities Act of 1933, as amended, or any sale of such stock thereafter.

Vesting Example

For illustrative purposes only, assume the following: Participant is granted a Restricted Stock Award of 1,000 Shares. In 2013, CCMP engages in a Transaction whereby it sells 50% of its Aggregate Class E Shares which yields a return on investment of 220%. In 2018, CCMP engages in a Transaction whereby it sells the remaining 50% of its Aggregate Class E Shares which yields a return on investment of 300%.

At the time of the Transaction in 2013, Participant vests with respect to 200 Shares (which represents 20% and 20% (total of 40% vesting based on a return on investment of 220%) of 1,000 Shares, multiplied by the quotient obtained by dividing 252,138 shares of Class E Common Stock sold, by the total of 504,276 Aggregate Shares). A total of 800 Shares remain unvested.

At the time of the Transaction in 2018, Participant vests with respect to 400 Shares (which represents an additional 80% (cumulative total of 20%, 20%, 20% and 20% vesting based on a return on investment of 300%) of 1,000 Shares, multiplied by the quotient obtained by dividing 252,138 shares of Class E Common Stock sold, by the total of 504,276 Aggregate Class E Shares). A total of 400 Shares will no longer be eligible to vest (because no Aggregate Class E Shares remain) and will be cancelled.

Participant will have vested in a total of 600 Shares.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands the provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Restricted Stock

Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit D.

CHAPARRAL ENERGY, INC.:		PARTICIPANT:

By:		By:
Print Name:	Mark A. Fischer	Print Name:
Title:	President & CEO	Title:
Address:	1917 E. Cambridge Way	Address:
Edmond, OK 73013

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AGREEMENT (PERFORMANCE VESTING)

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached, Chaparral Energy, Inc., a Delaware corporation (the “Company”) has granted to Participant (as defined in the Grant Notice) the number of shares of Restricted Stock under the Chaparral Energy, Inc., Inc. 2010 Equity Incentive Plan (the “Plan”) indicated in the Grant Notice.

1. General.

(a) Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(b) Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan, which is incorporated herein by reference.

2. Grant of Restricted Stock.

(a) Grant of Restricted Stock. In consideration of Participant’s agreement to remain in the employ of the Company or its Affiliates, and for other good and valuable consideration, effective as of the Date of Grant set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Shares, upon the terms and conditions set forth in the Plan and this Agreement.

(b) Issuance of Shares. The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Participant shall agree (the “Issuance Date”). Subject to the provisions of Section 3 below, on the Issuance Date, the Company shall issue the Shares (which shall be issued in Participant’s name).

(c) Conditions to Issuance of Stock Certificates. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:

(i) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem legally necessary or advisable; and

(ii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(iii) The receipt by the Company of full payment for such Shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares. The Participant may elect to have the Company withhold shares of the Company’s Common Stock otherwise issuable under the Restricted Stock Award (or allow the return of shares of the Company’s Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of the Company’s Common Stock which may be withheld with respect to the issuance, vesting or payment of the Shares in order to satisfy Participant’s federal and state income and payroll tax liabilities with respect to the issuance, vesting or payment of the Shares shall be limited to the number of shares of the Company’s Common Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

(d) Consideration to the Company. In consideration of the issuance of the Shares by the Company, Participant agrees to render faithful and efficient services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon Participant any right to (i) continue in the employ of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to discharge Participant, if Participant is an Employee, or (ii) continue to provide services to the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to terminate the services of Participant, if Participant is a Consultant, at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Participant.

(e) Vesting and Forfeiture.

(i) Forfeiture of Shares. Any Shares which are not vested as of the date Participant ceases to be a Service Provider (the “Separation Date”) shall thereupon be forfeited immediately and without any further action by the Company; provided, however, that, if Participant’s employment is terminated by the Company without Cause (as defined below) and a Sale of the Company occurs at any time within six (6) months after the Separation Date, then any Shares which are not vested as of the Separation Date but which would have otherwise vested pursuant to the Vesting Schedule had Participant remained employed by the Company through the date of such Sale of the Company shall become vested as of the date of such Sale of the Company.

(ii) Vesting. Subject to Sections 2(e)(i) and 2(e)(iii), the Shares shall vest in accordance with the vesting schedule set forth on the Grant Notice.

(iii) Acceleration of Vesting. In the event of a Transaction, and provided that Participant remains employed by the Company on the date of such Transaction, the Shares shall vest with respect to the fraction (with Shares rounded up) obtained by dividing (x) the number of shares of Class E Common Stock sold, transferred or disposed pursuant to such Transaction, by (y) the Aggregate Class E Shares, provided, however, that any shares of Class E Common Stock which are transferred pursuant an Excepted Transfer shall be excluded from the foregoing calculation by adjusting the numerator, (x), and the denominator, (y), accordingly. Any Shares that do not vest in accordance with the foregoing shall remain subject to the normal vesting schedule set forth in the Grant Notice.

(iv) For purposes of this Agreement:

(A) “Aggregate Class E Shares” shall mean 504,276 shares of Class E Common Stock acquired by CCMP pursuant to the Stock Purchase Agreements (as defined below), as may be adjusted pursuant to Section 2(e)(iii).

(B) “Class E Common Stock” shall mean the Class E common stock, par value $0.01 per share, of the Company.

(C) “Excepted Transfer” means, as set forth in the exception to the second sentence of Section 4.1(a) (General Restrictions on Transfer of Common Stock) of the Stockholders’ Agreement, the “Transfer” at any time by CCMP and its “Permitted Transferees” of up to twenty percent (20%) of the “Common Stock” (each as defined in the Stockholders’ Agreement) owned by them (calculated immediately subsequent to the closing contemplated by the Stock Purchase Agreement) so long as the requirements of Transfer set forth in the proviso in Section 4.2(a) of the Stockholders’ Agreement are met.

(D) “Sale of the Company” means and includes each of the following:

(1) The consummation of any transaction or series of related transactions involving the sale of the Company’s outstanding securities (but excluding a public offering of the Company’s capital stock) for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof and which result in this Company’s shareholders (or their affiliates) immediately prior to such transaction not holding at least a majority of the voting power of the surviving or continuing entity following such transaction; or

(2) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction.

(E) “Stock Purchase Agreements” means, together, (i) that certain Stock Purchase Agreement, entered into as of March 23, 2010, by and among the Company and CCMP, (ii) that certain Stock Purchase Agreement entered into as of March 23, 2010, by and among Fischer Investments, L.L.C., an Oklahoma limited liability company, and CCMP, and (iii) the Stock Purchase Agreement entered into as of March 23, 2010, by and among Altoma Energy, an Oklahoma general partnership, and CCMP.

(F) “Transaction” means the consummation of a transaction whereby CCMP receives cash in exchange for the sale, transfer or other disposition of Class E Common Stock pursuant to either (i) a Sale of the Company, or (ii) an offering of such stock to the general public pursuant to a registration statement filed under the Securities Act of 1933, as amended, or any sale of such stock thereafter.

3. Purchase Option.

(a) All of the Shares subject to this Agreement shall be subject to the Company’s right to purchase the Shares (the “Purchase Option”), which Purchase Option shall lapse upon the seventh (7th) anniversary of the Grant Date. Until the Purchase Option lapses the Shares shall be referred to herein as “Unreleased Shares.”

(b) If Participant ceases to be a Service Provider for any reason, specified below, the Company or its assignee shall have the right and option to purchase from Participant (or Participant’s personal representative, as the case may be) the Participant’s vested Unreleased Shares as follows:

(i) To the extent vested as of the Separation Date, if a Participant ceases to be a Service Provider by reason of a termination of the Participant’s employment by the Company without Cause, by Participant for or without Good Reason, as a result of Participant’s death, at a purchase price equal to the Fair Market Value of such Shares as of the date of such termination;

(ii) To the extent vested as of the Separation Date, if a Participant ceases to be a Service Provider by reason of a termination of the Participant’s employment by the Company for Cause, at a purchase price equal to $0.01 per Share as of the date of such termination; and

(iii) Notwithstanding the foregoing, in the event of Participant’s material breach of the terms of any agreement with the Company that is in effect on or after Participant’s Separation Date, excluding Section 9 of any Employment Agreement that Participant might have with the Company, if applicable, at a purchase price equal to $0.01 per Share as of the date of such breach, to the extent vested as of the date of such breach.

(c) The Company may exercise its Purchase Option by delivering, personally or by registered mail, to Participant (or his or her transferee or legal representative, as the case may be), within six (6) months of the Separation Date, a notice in writing indicating the Company’s intention to exercise the Purchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office. At the closing, the holder of the certificates for the vested Unreleased Shares being transferred shall deliver the stock certificate or certificates evidencing the vested Unreleased Shares, and the Company shall deliver the purchase price therefor.

(d) At its option, the Company may elect to make payment for the vested Unreleased Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Participant stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(e) Should any provision of the Purchase Option be determined by a court of law to be ineffective or unenforceable, the Company reserves the right to delay exercise of such Purchase Option until such time as it becomes effective and enforceable; provided, however, that in any such event, the Company reserves the right to assign its right to purchase Shares hereunder to a Principal Investor (as such term is defined in the Stockholders’ Agreement).

(f) For purposes of this agreement:

(i) “Cause” shall mean “Cause” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, “Cause” shall mean the occurrence of any one or more of the following events: (A) Participant’s conviction of, or entry by Participant of a guilty or no contest plea to a felony or crime involving moral turpitude; (B) Participant’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or any affiliate; (C) Participant’s willful failure to substantially perform or gross neglect of Participant’s duties, including, but not limited to, the failure to follow any lawful directive of the CEO, within the reasonable scope of Participant’s duties; (D) Participant’s performance of acts materially detrimental to the Company or any affiliate, unless otherwise approved in advance by the Board or Directors of the Company or the Compensation Committee thereunder; (E) Participant’s use of narcotics, alcohol, or illicit drugs in a manner that has or may reasonably be expected to have a detrimental effect on Executive’s performance of his duties as an employee of the Company or on the reputation of the Company or any affiliate; (F) Participant’s commission of a material violation of any rule or policy sponsored by the Company which results in injury to the Company; or (G) Participant’s material breach of any of the covenants set forth in Section 8 hereof.

(ii) “Good Reason” shall mean “Good Reason” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, “Good Reason” shall mean the occurrence without the written consent of Participant, of one of the following events: (A) a material diminution in Participant’s authority, duties or responsibilities combined with a demotion in Participant’s pay grade ranking; (B) the reduction by the Company of Participant’s base salary by more than ten percent (10%) (unless done so for all executive officers of the Company); or (C) the requirement that Participant be based at any office or location that is more than 50 miles from Participant’s principal place of employment, except for travel reasonably required in the performance of Participant’s responsibilities.

Notwithstanding the foregoing, Participant will not be deemed to have terminated Participant’s employment for Good Reason unless (I) Participant provides written notice to the Company of the existence of one of the conditions described above within ninety (90) days after Participant has knowledge of the initial existence of the condition, (II) the Company fails to remedy the condition so identified within thirty (30) days after receipt of such notice (if capable of correction), (III) Participant provides a notice of termination to the Company within thirty (30) days of the expiration of the Company’s period to remedy the condition, and (IV) Participant terminates employment within ninety (90) days after Participant provides written notice to the Company of the existence of the condition referred to in clause (I).

(iii) “Service Provider” shall mean any Employee, Consultant or Director.

4. Transferability of the Shares; Escrow.

(a) Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company from time to time, to transfer the Unreleased Shares as to which the Purchase Option has been exercised from Participant to the Company.

(b) To insure the availability for delivery of Participant’s Unreleased Shares upon purchase by the Company pursuant to the Purchase Option under Section 3, Participant hereby appoints the Secretary, or any other person designated by the Company from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares, if any, purchased by the Company pursuant to the Purchase Option and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company from time to time, the share certificate(s) representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit B. The Unreleased Shares and stock assignment shall be held by the Secretary, or such other person designated by the Company from time to time, in escrow, pursuant to the Joint Escrow Instructions of the Company and Participant attached as Exhibit C hereto, until the Company exercises its Purchase Option as provided in Section 3 or until such time as the Purchase Option no longer is in effect. As a further condition to the Company’s obligations under this Agreement, the spouse of Participant, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit D. The escrow agent shall promptly deliver to Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Participant, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by Section 5 of this Agreement and any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all of the provisions hereof and shall acknowledge the same by signing a copy of this Agreement. Any transfer or attempted transfer of any of the Shares not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

5. Participant’s Right to Transfer Shares. Except as provided in Article 4 of the Stockholders’ Agreement, Participant shall not be permitted to sell, pledge, assign, hypothecate, transfer, or otherwise disposed of any Shares.

6. Other Restrictions. The Shares held by Participant shall be subject to such other restrictions as set forth in the Stockholders’ Agreement, including, without limitation, preemptive rights, transfer restrictions, and drag-along rights. The Restricted Stock Award shall be conditioned on Participant’s consent to such restrictions as set forth in the Stockholders’ Agreement.

7. Ownership, Duties. This Agreement shall not affect in any way the ownership, rights or duties of Participant, except as specifically provided herein.

8. Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

9. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Participant shown on the records of the Company, and to the Company at its principal executive office.

10. Survival of Terms. This Agreement shall apply to and bind Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

11. Section 83(b) Election for Shares. Participant hereby acknowledges that he or she has been informed that, with respect to the transfer of the Shares to Participant, that unless an election is filed by Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the transfer of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on the Fair Market Value of the Shares on the date of transfer, there will be a recognition of taxable income to Participant, measured by the Fair Market Value of the Shares, at the time the Shares vest. Participant represents that Participant has consulted any tax consultant(s) Participant deems advisable in connection with the transfer of the Shares or the filing of the Election under Section 83(b) of the Code and similar tax provisions.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

12. Representations. Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement and the Stockholders’ Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the Stockholders’ Agreement.

13. Restrictive Legends and Stop-Transfer Orders.

(a) Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legends and any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF PURCHASE IN FAVOR OF CHAPARRAL ENERGY, INC. (THE “COMPANY”) AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR

DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

(b) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

14. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15. Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Participant shall not transfer in any manner the Shares issued pursuant to this Agreement, without regard to whether such Shares are no longer subject to the Purchase Option, unless (i) the transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder or (ii) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act.

16. Market Standoff Agreement. Participant hereby agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such Shares. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by the Company or the Managing Underwriter to continue coverage by research analysts in accordance with NASD Rule 2711 or any successor rule.

17. Further Instruments. Participant hereby agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

(Signature Page Follows)

Participant represents that he or she has read this Agreement and is familiar with its terms and provisions. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or other administrator of the Plan upon any questions arising under this Agreement.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

CHAPARRAL ENERGY, INC.

By:
Name:	Mark A. Fischer
Title:	President & CEO

PARTICIPANT

By:
Name:
Address:

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

(PERFORMANCE VESTING)

FOR VALUE RECEIVED I,                             , hereby sell, assign and transfer unto                                                                                                                                                                                                                           (                    ) shares of the Common Stock of Chaparral Energy, Inc. registered in my name on the books of said corporation represented by Certificate No.          herewith and do hereby irrevocably constitute and appoint                                                                                                to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Agreement between Chaparral Energy, Inc. and the undersigned dated                     ,         .

Dated:                     ,

Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Purchase Option, as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of Participant.

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

(PERFORMANCE VESTING)

Date

Secretary

Chaparral Energy, Inc.

As Escrow Agent for both Chaparral Energy, Inc. (the “Company”) and the undersigned recipient of stock of the Company (the “Participant”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1. In the event the Company or any entitled parties (referred to collectively for convenience herein as the “Company”) exercises the Company’s Purchase Option set forth in the Agreement, the Company shall give to Participant and you a written notice specifying the number of shares of stock to be transferred and the time for a closing hereunder at the principal office of the Company. Participant and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or a combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Purchase Option.

3. Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Participant does hereby irrevocably constitute and appoint you as Participant’s attorney-in-fact and agent for the term of this escrow to execute, with respect to such securities, all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3 and to the terms of the Agreement, Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. Upon written request of Participant, but no more than once per calendar year, unless the Company’s Purchase Option has been exercised, you will deliver to Participant a certificate or certificates representing the number of shares of stock as are not then subject to the Company’s Purchase Option. Within one hundred twenty (120) days after Participant ceases to be a Service Provider, you will deliver to Participant a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or any other entitled parties pursuant to exercise of the Company’s Purchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of the same to Participant and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at such addresses as a party may designate by written notice to each of the other parties hereto.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law.

(Signature Page Follows)

IN WITNESS WHEREOF, these Joint Escrow Instructions shall be effective as of the date first set forth above.

CHAPARRAL ENERGY, INC.

By:
Name:	Mark A. Fischer
Title:	President & CEO

PARTICIPANT

By:
Name:
Address:

ESCROW AGENT

By:
Name:	David J. Ketelsleger
Title:	Secretary of the Company

EXHIBIT D

CONSENT OF SPOUSE

(PERFORMANCE VESTING)

I,                                         , spouse of                                         , have read and approve the Restricted Stock Agreement dated                              between my spouse and Chaparral Energy, Inc. In consideration of granting to my spouse the restricted shares of Chaparral Energy, Inc. set forth in the Restricted Stock Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Restricted Stock Agreement insofar as I may have any rights in said Restricted Stock Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Restricted Stock Agreement.

Dated:                     ,

Signature of Spouse